Exhibit 10.2
TECHNICAL COMMUNICATIONS CORPORATION
AMENDMENT TO 2005 NON-STATUTORY STOCK OPTION PLAN
     Pursuant to the resolution of the Board of Directors of Technical Communications Corporation adopted on November 6, 2008, Section 4(a) of the Technical Communications Corporation 2005 Non-Statutory Stock Option Plan is hereby amended by deleting the number “150,000” and inserting in its place the number “200,000” so that the first sentence of Section 4(a) now reads as follows:
     “Subject to the provisions of Section 12 of this Plan, the maximum aggregate number of shares of Common Stock for which Options may be granted under the Plan is 200,000 shares of Common Stock.”

TECHNICAL COMMUNICATIONS CORPORATION
/s/ David A. White
David A. White, Secretary